NEWS RELEASE
January 22, 2026

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED DECEMBER 31, 2025

4th Quarter 2025 Highlights:
•On October 1, 2025 the Company completed the acquisition of Guaranty Bancshares, Inc., the bank holding company for Guaranty Bank & Trust, N.A. (collectively, “Guaranty”). The acquisition expanded the Company’s southwest presence and is its first entrance into the state of Texas. Guaranty had total assets of $3.357 billion as of the acquisition date.
•Including the $36.0 million of expenses related to the current year acquisitions, net income was $63.8 million for the current quarter, a decrease of $4.1 million, or 6 percent, from the prior quarter net income of $67.9 million and an increase of $2.0 million, or 3 percent, from the prior year fourth quarter net income of $61.8 million.
•Diluted earnings per share for the current quarter was $0.49 per share, a decrease of $0.08 per share, or 14 percent, from the prior quarter diluted earnings per share of $0.57 and a decrease of $0.05 per share, or 9 percent, from the prior year fourth quarter diluted earnings per share of $0.54.
•Net interest income of $266 million for the current quarter increased $40.7 million, or 18 percent, from the prior quarter net interest income of $225 million and increased $74.6 million, or 39 percent, from the prior year fourth quarter net interest income of $191 million.
•The Company’s total assets exceeded $30 billion during the current quarter, ending the year at $31.978 billion.
•The loan portfolio of $20.928 billion at December 31, 2025 increased $2.137 billion, or 11 percent, from the prior quarter.
•Total deposits of $24.591 billion at December 31, 2025 increased $2.720 billion, or 12 percent, from the prior quarter.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.58 percent, an increase of 19 basis points from the prior quarter net interest margin of 3.39 percent and an increase of 61 basis points from the prior year fourth quarter net interest margin of 2.97 percent.

•The loan yield of 6.09 percent in the current quarter increased 12 basis points from the prior quarter loan yield of 5.97 percent and increased 37 basis points from the prior year fourth quarter loan yield of 5.72 percent.
•The total earning asset yield of 5.00 percent in the current quarter increased 14 basis points from the prior quarter earning asset yield of 4.86 percent and increased 43 basis points from the prior year fourth quarter earning asset yield of 4.57 percent.
•The total cost of funding (including non-interest bearing deposits) of 1.52 percent in the current quarter decreased 6 basis points from the prior quarter total cost of funding of 1.58 percent and decreased 19 basis points form the prior year fourth quarter total cost of funding of 1.71 percent.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 163 consecutive quarterly dividends and has increased the dividend 49 times.

Year 2025 Highlights
•Net income for 2025 was $239 million, an increase of $48.9 million, or 26 percent, from the prior year net income of $190 million.
•Diluted earnings per share for 2025 was $1.99 per share, an increase of $0.31 per share, or 18 percent, from the prior year diluted earnings per share of $1.68 per share.
•Net interest income of $889 million for 2025 increased $184 million, or 26 percent, from the prior year net interest income of $705 million.
•The loan portfolio increased $3.666 billion, or 21 percent, during 2025.
•Total deposits increased $4.044 billion, or 20 percent, during 2025.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for 2025 was 3.32 percent, an increase of 55 basis points from the prior year net interest margin of 2.77 percent.
•Dividends declared in 2025 were $1.32 per share.
•The Company completed the acquisition and core system conversion of Bank of Idaho Holding Co., the bank holding company for Bank of Idaho (collectively, “BOID”), which had total assets of $1.364 billion as of the acquisition date of April 30, 2025.
•The Company completed the acquisition of Guaranty, which had total assets of $3.357 billion as of the acquisition date of October 1, 2025.

Financial Summary

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Operating results
Net income	$63,779	67,900	52,781	54,568	61,754	239,028	190,144
Basic earnings per share	$0.49	0.57	0.45	0.48	0.54	2.00	1.68
Diluted earnings per share	$0.49	0.57	0.45	0.48	0.54	1.99	1.68
Dividends declared per share	$0.33	0.33	0.33	0.33	0.33	1.32	1.32
Market value per share
Closing	$44.05	48.67	43.08	44.22	50.22	44.05	50.22
High	$49.56	50.54	44.70	52.81	60.67	52.81	60.67
Low	$39.90	42.08	36.76	43.18	43.70	36.76	34.35
Selected ratios and other data
Number of common stock shares outstanding	129,971,712	118,552,847	118,550,475	113,517,944	113,401,955	129,971,712	113,401,955
Average outstanding shares - basic	129,950,587	118,552,231	116,890,776	113,451,199	113,398,213	119,753,227	113,170,157
Average outstanding shares - diluted	130,145,104	118,628,434	116,918,290	113,546,365	113,541,026	119,935,056	113,243,427
Return on average assets (annualized)	0.78%	0.93%	0.74%	0.80%	0.87%	0.81%	0.68%
Return on average equity (annualized)	6.05%	7.52%	6.13%	6.77%	7.62%	6.59%	6.02%
Efficiency ratio	61.04%	62.05%	62.08%	65.49%	60.50%	62.50%	66.71%
Loan to deposit ratio	85.26%	86.11%	85.91%	83.64%	84.17%	85.26%	84.17%
Number of full time equivalent employees	4,087	3,649	3,665	3,457	3,441	4,087	3,441
Number of locations	281	248	247	227	227	281	227
Number of ATMs	337	298	300	286	284	337	284

KALISPELL, Mont., Jan 22, 2026 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $63.8 million for the current quarter, a decrease of $4.1 million, or 6 percent from the prior quarter net income of $67.9 million and an increase of $2.0 million, or 3 percent, from the $61.8 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.49 per share, a decrease of $0.08 per share, or 14 percent, from the prior quarter diluted earnings per share of $0.57 and a decrease of $0.05 per share, or 9 percent, from the prior year fourth quarter diluted earnings per share of $0.54. The current quarter included $27.2 million of credit loss expense from the acquisition of Guaranty, $5.8 million in acquisition-related expenses, $3.0 million of expenses related to vacating branch locations, $1.4 million of income related to bank owned life insurance proceeds and $827 thousand of reduction of expense related to a prior year FDIC special assessment. “Glacier Bancorp delivered another year of strong performance, marked by a 26 percent increase in earnings and significant strategic progress. In 2025, we expanded our footprint with the acquisitions of Bank of Idaho and Guaranty Bank & Trust, strengthening our presence in high-growth markets and positioning us for continued success,” said Randy Chesler, President and Chief Executive Officer. “We achieved robust margin expansion, double-digit loan and deposit growth, and maintained excellent credit quality. These results reflect the strength of our community banking model and the quality of our team. As we enter 2026, we remain focused on disciplined growth, service excellence, and creating long-term value for our shareholders.”

Net income for the current year was $239 million, an increase of $48.9 million, or 26 percent, from the prior year net income of $190 million. Diluted earnings per share for 2025 was $1.99 per share, an increase of 18 percent from the prior year diluted earnings per share of $1.68 per share.

On October 1, 2025, the Company completed the acquisition of Guaranty, a leading community bank headquartered in Mount Pleasant, Texas. Guaranty had 33 bank locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, Houston, Bryan/College Station and Austin markets. Upon closing of the transaction, Guaranty operates as the Company’s 18th separate bank division. The Company’s results of operations and financial condition include the Guaranty acquisition beginning on the acquisition date.

On April 30, 2025, the Company completed the acquisition of BOID, which had 15 branches across Eastern Idaho, Boise and Eastern Washington. Upon the core system conversion in the third quarter of 2025, the BOID operations joined three existing Glacier Bank divisions. The Eastern Idaho operations of Bank of Idaho joined Citizens Community Bank, the Boise operations joined Mountain West Bank and the Eastern Washington operations joined Wheatland Bank. The Company’s results of operations and financial condition include the BOID acquisition beginning on the acquisition date.

The following table discloses the preliminary fair value estimates of select classifications of assets and liabilities acquired:

	BOID	GNTY
(Dollars in thousands)	April 30, 2025	October 1, 2025	Total
Total assets	$1,364,085	$3,356,636	$4,720,721
Cash and cash equivalents	26,127	178,885	205,012
Debt securities	139,974	607,276	747,250
Loans receivable	1,075,232	2,102,378	3,177,610
Non-interest bearing deposits	271,385	831,857	1,103,242
Interest bearing deposits	806,992	1,874,883	2,681,875
Borrowings and subordinated debt	71,932	60,466	132,398
Core deposit intangible	19,758	47,813	67,571
Goodwill	68,745	258,220	326,965

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2024
Cash and cash equivalents	$1,235,261	854,244	848,408	381,017	386,853
Debt securities, available-for-sale	4,007,512	3,916,189	4,245,205	91,323	(237,693)
Debt securities, held-to-maturity	3,110,216	3,155,901	3,294,847	(45,685)	(184,631)
Total debt securities	7,117,728	7,072,090	7,540,052	45,638	(422,324)
Loans receivable
Residential real estate	2,457,907	1,926,448	1,858,929	531,459	598,978
Commercial real estate	13,565,512	12,045,446	10,963,713	1,520,066	2,601,799
Other commercial	3,497,829	3,451,177	3,119,535	46,652	378,294
Home equity	977,206	980,472	930,994	(3,266)	46,212
Other consumer	429,342	387,443	388,678	41,899	40,664
Loans receivable	20,927,796	18,790,986	17,261,849	2,136,810	3,665,947
Allowance for credit losses	(255,319)	(229,077)	(206,041)	(26,242)	(49,278)
Loans receivable, net	20,672,477	18,561,909	17,055,808	2,110,568	3,616,669
Other assets	2,952,597	2,527,384	2,458,719	425,213	493,878
Total assets	$31,978,063	29,015,627	27,902,987	2,962,436	4,075,076

The Company continues to maintain a strong cash position of $1.235 billion at December 31, 2025, which was an increase of $381 million, or 45 percent, over the prior quarter and an increase of $387 million, or 46 percent, over the prior year fourth quarter. Total debt securities of $7.118 billion at December 31, 2025 increased $45.6 million, or 1 percent, during the current quarter and decreased $422 million, or 6 percent, from the prior year end. Debt securities represented 22 percent of total assets at December 31, 2025 compared to 24 percent at September 30, 2025 and 27 percent at December 31, 2024.

The loan portfolio of $20.928 billion at December 31, 2025 increased $2.137 billion, or 11 percent, during the current quarter. Excluding the Guaranty acquisition, the loan portfolio organically increased $34.4 million, or 1 percent annualized, in the current quarter and the loan category with the largest dollar increase was commercial real estate loans which increased $124 million, or 4 percent annualized. The loan portfolio increased $3.666 billion, or 21 percent, during 2025. Excluding the Guaranty and BOID acquisitions, the loan portfolio increased $488 million, or 3 percent, during 2025 and the loan category with the largest dollar increase was commercial real estate which increased $474 million, or 4 percent.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024
Allowance for credit losses
Balance at beginning of period	$206,041	206,041	192,757
Acquisitions	154	35	3
Provision for credit losses	61,846	29,355	27,179
Charge-offs	(18,682)	(11,276)	(18,626)
Recoveries	5,960	4,922	4,728
Balance at end of period	$255,319	229,077	206,041
Provision for credit losses
Loan portfolio	$61,846	29,355	27,179
Unfunded loan commitments	9,554	6,382	1,127
Total provision for credit losses	$71,400	35,737	28,306
Other real estate owned	$284	1,376	1,085
Other foreclosed assets	127	37	79
Accruing loans 90 days or more past due	5,997	7,449	6,177
Non-accrual loans	62,487	45,450	20,445
Total non-performing assets	$68,895	54,312	27,786
Non-performing assets as a percentage of subsidiary assets	0.22%	0.19%	0.10%
Allowance for credit losses as a percentage of non-performing loans	373%	433%	774%
Allowance for credit losses as a percentage of total loans	1.22%	1.22%	1.19%
Net charge-offs as a percentage of total loans	0.06%	0.03%	0.08%
Accruing loans 30-89 days past due	$78,826	39,524	32,228
U.S. government guarantees included in non-performing assets	$8,733	10,358	748

Non-performing assets of $68.9 million at December 31, 2025 increased $14.6 million, or 27 percent, over the prior quarter and increased $41.1 million, or 148 percent, over the prior year end. Excluding $18.8 million from the acquisition of Guaranty, non-performing assets were $50.1 million or 17 basis points as a percentage of subsidiary assets at December 31, 2025, and decreased $4.3 million, or 8 percent, from the prior quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $78.8 million at December 31, 2025 increased $39.3 million from the prior quarter and increased $46.6 million from the prior year fourth quarter. Excluding $10.0 million from the acquisition of Guaranty, early stage delinquencies were $68.8 million or 0.37 percent of loans at December 31, 2025, and increased $29.2 million from the prior quarter. Early stage delinquencies as a percentage of loans at December 31, 2025 were 0.38 percent compared to 0.21 percent for the prior quarter end and 0.19 percent for the prior year fourth quarter and remain at historically low levels for the Company.

The current quarter provision for credit loss expense of $35.7 million included $25.6 million of credit loss expense on loans and $1.6 million of credit loss expense on unfunded loan commitments from the acquisition. The allowance for credit losses (“ACL”) on loans as a percentage of total loans outstanding was 1.22 percent at December 31, 2025 and September 30, 2025 compared to 1.19 percent at December 31, 2024. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts, actual results, and other environmental factors will continue to determine the level of the ACL on loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2025	$32,491	$6,368	1.22%	0.38%	0.22%
Third quarter 2025	5,192	2,914	1.22%	0.21%	0.19%
Second quarter 2025	18,009	1,645	1.22%	0.29%	0.17%
First quarter 2025	6,154	1,795	1.22%	0.27%	0.14%
Fourth quarter 2024	6,041	5,170	1.19%	0.19%	0.10%
Third quarter 2024	6,981	2,766	1.19%	0.33%	0.10%
Second quarter 2024	5,066	2,890	1.19%	0.29%	0.06%
First quarter 2024	9,091	3,072	1.19%	0.37%	0.09%

Net charge-offs for the current quarter were $6.4 million compared to $2.9 million in the prior quarter and $5.2 million for the prior year fourth quarter. The current quarter net charge-offs included $2.2 million in deposit overdraft net charge-offs and $4.2 million of net loan charge-offs.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on the regulatory classification of loans is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2024
Deposits
Non-interest bearing deposits	$7,314,779	6,674,441	6,136,709	640,338	1,178,070
NOW and DDA accounts	6,236,551	5,805,816	5,543,512	430,735	693,039
Savings accounts	3,158,939	3,049,753	2,845,124	109,186	313,815
Money market deposit accounts	3,948,201	3,137,810	2,878,213	810,391	1,069,988
Certificate accounts	3,928,550	3,199,825	3,139,821	728,725	788,729
Core deposits, total	24,587,020	21,867,645	20,543,379	2,719,375	4,043,641
Wholesale deposits	4,076	3,304	3,615	772	461
Deposits, total	24,591,096	21,870,949	20,546,994	2,720,147	4,044,102
Repurchase agreements	2,084,113	2,004,286	1,777,475	79,827	306,638
Deposits and repurchase agreements, total	26,675,209	23,875,235	22,324,469	2,799,974	4,350,740
Federal Home Loan Bank advances	440,000	895,022	1,800,000	(455,022)	(1,360,000)
Other borrowed funds	51,473	59,779	62,062	(8,306)	(10,589)
Finance lease liabilities	28,808	18,401	21,279	10,407	7,529
Subordinated debentures	187,492	157,379	133,105	30,113	54,387
Other liabilities	381,260	401,523	338,218	(20,263)	43,042
Total liabilities	$27,764,242	25,407,339	24,679,133	2,356,903	3,085,109

Total deposits of $24.591 billion at December 31, 2025 increased $2.720 billion, or 12 percent, during the current quarter and increased $4.044 billion, or 20 percent, from the prior year end. Excluding acquisitions, total deposits increased $13.4 million, or 6 basis points, during the current quarter and increased $259 million, or 1 percent, from the prior year end.

Non-interest bearing deposits of $7.315 billion at December 31, 2025 increased $640 million, or 10 percent, from the prior quarter and increased $1.178 billion, or 19 percent, from the prior year end. Excluding acquisitions, total non-interest bearing deposits increased $74.8 million or 1 percent, from the prior year end. Non-interest bearing deposits represented 30 percent of total deposits at December 31, 2025 compared to 31 percent at September 30, 2025 and 30 percent at December 31, 2024.

Federal Home Loan Bank (“FHLB”) advances of $440 million decreased $455 million, or 51 percent, from the prior quarter and decreased $1.360 billion, or 76 percent, from the prior year end. Subordinated debentures of $187 million increased $30.1 million, or 19 percent, from the prior quarter and included an increase of $39.6 million from the acquisition of Guaranty.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2024
Common equity	$4,380,931	3,801,178	3,533,150	579,753	847,781
Accumulated other comprehensive loss	(167,110)	(192,890)	(309,296)	25,780	142,186
Total stockholders’ equity	4,213,821	3,608,288	3,223,854	605,533	989,967
Goodwill and intangibles, net	(1,483,552)	(1,182,536)	(1,102,500)	(301,016)	(381,052)
Tangible stockholders’ equity	$2,730,269	2,425,752	2,121,354	304,517	608,915

Stockholders’ equity to total assets	13.18%	12.44%	11.55%
Tangible stockholders’ equity to total tangible assets	8.95%	8.72%	7.92%
Book value per common share	$32.42	30.44	28.43	1.98	3.99
Tangible book value per common share	$21.01	20.46	18.71	0.55	2.30

Tangible stockholders’ equity of $2.730 billion at December 31, 2025 increased $305 million, or 13 percent, compared to the prior quarter and was primarily due to $554 million of Company stock issued in connection with the acquisition of Guaranty. The increase was partially offset by $306 million of goodwill and core deposit intangible associated with the Guaranty acquisition.

Tangible stockholders’ equity at December 31, 2025 increased $609 million, or 29 percent, compared to the prior year end and was primarily due to $759 million of Company stock issued in connection with the acquisitions of BOID and Guaranty and a $142 million decrease in other comprehensive loss. The increase was partially offset by the increase in goodwill and core deposit intangible associated with the BOID and Guaranty acquisitions. Tangible book value per common share of $21.01 at the current quarter end increased $0.55 per share, or 3 percent, from the prior quarter and increased $2.30 per share, or 12 percent, from the prior year fourth quarter.

Cash Dividends
On November 12, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable December 18, 2025 to shareholders of record on December 9, 2025. The dividend was the Company’s 163rd consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2025
Compared to September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024

Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Net interest income
Interest income	$372,754	325,003	308,115	289,925	297,036
Interest expense	106,688	99,624	100,499	99,946	105,593
Total net interest income	266,066	225,379	207,616	189,979	191,443
Non-interest income
Service charges and other fees	24,387	21,460	20,405	18,818	20,322
Miscellaneous loan fees and charges	5,589	5,123	5,067	4,664	4,541
Gain on sale of loans	4,594	5,027	4,273	4,311	3,926
Other income	5,877	3,742	3,199	4,849	2,760
Total non-interest income	40,447	35,352	32,944	32,642	31,549
Total income	$306,513	260,731	240,560	222,621	222,992
Net interest margin (tax-equivalent)	3.58%	3.39%	3.21%	3.04%	2.97%

		$ Change from
(Dollars in thousands)		Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Net interest income
Interest income		$47,751	64,639	82,829	75,718
Interest expense		7,064	6,189	6,742	1,095
Total net interest income		40,687	58,450	76,087	74,623
Non-interest income
Service charges and other fees		2,927	3,982	5,569	4,065
Miscellaneous loan fees and charges		466	522	925	1,048
Gain on sale of loans		(433)	321	283	668
Other income		2,135	2,678	1,028	3,117
Total non-interest income		5,095	7,503	7,805	8,898
Total income		$45,782	65,953	83,892	83,521

Net Interest Income
Net interest income of $266 million for the current quarter increased $40.7 million, or 18 percent, from the prior quarter net interest income of $225 million and increased $74.6 million, or 39 percent, from the prior year fourth quarter net interest income of $191 million. The current quarter interest income of $373 million increased $47.8 million, or 15 percent, over the prior quarter and increased $75.8 million, or 26 percent, over the prior year fourth quarter, both increases primarily due to the increase in the loan yields and the increase in average balances of the loan portfolio. The loan yield of 6.09 percent in the current quarter increased 12 basis points from the prior quarter loan yield of 5.97 percent and increased 37 basis points from the prior year fourth quarter loan yield of 5.72 percent.

The current quarter interest expense of $107 million increased $7.1 million, or 7 percent, from the prior quarter and increased $1.1 million, or 1 percent, from the prior year fourth quarter and was primarily attributable to an increase in average deposits which was partially offset by the decrease in higher cost borrowings. Deposit cost (including non-interest bearing deposits) increased to 1.26 percent in the current quarter compared to 1.23 percent in the prior quarter and was primarily driven by the acquisition of Guaranty which had higher cost of deposits. Deposit costs decreased 3 basis points from the prior year fourth quarter deposit cost of 1.29 percent. The total cost of funding (including non-interest bearing deposits) of 1.52 percent in the current quarter decreased 6 basis points from the prior quarter and decreased 19 basis points from the prior year fourth quarter.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.58 percent, an increase of 19 basis points from the prior quarter net interest margin of 3.39 percent and was primarily driven by an increase in loan yields and a decrease in the total cost of funding. The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was an increase of 61 basis points from the prior year fourth quarter net interest margin of 2.97 percent and was also primarily driven by the increase in loan yields and the decrease in the total cost of funding. Core net interest margin excludes the impact from discount accretion and non-accrual interest. Excluding the 6 basis points from discount accretion and the 1 basis point of non-accrual interest recovery, the core net interest margin was 3.51 percent in the current quarter compared to 3.35 percent in the prior quarter and 2.92 percent in the prior year fourth quarter. “The Company was pleased with the 19 basis points increase in the current quarter net interest margin,” said Ron Copher, Chief Financial Officer. “Deploying lower yield cash flow from investment securities into higher yield earning assets in combination with continued reduction in the total cost of funding were primary drivers of the current quarter increase in the net interest margin.”

Non-interest Income
Non-interest income for the current quarter totaled $40.4 million, which was an increase of $5.1 million, or 14 percent, over the prior quarter and an increase of $8.9 million, or 28 percent, over the prior year fourth quarter. Service charges and other fees of $24.4 million for the current quarter increased $2.9 million, or 14 percent, compared to the prior quarter and increased $4.1 million, or 20 percent, compared to the prior year fourth quarter. Gain on the sale of residential loans of $4.6 million for the current quarter decreased $433 thousand, or 9 percent, compared to the prior quarter and increased $668 thousand, or 17 percent, from the prior year fourth quarter. Other income of $5.9 million in the current quarter included $1.4 million of income related to bank owned life insurance proceeds.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Compensation and employee benefits	$110,999	96,498	94,355	91,443	81,600
Occupancy and equipment	17,529	13,236	12,558	12,294	11,589
Advertising and promotions	4,609	4,620	4,394	4,144	3,725
Data processing	13,089	10,634	9,883	9,138	9,145
Other real estate owned and foreclosed assets	140	63	26	63	30
Regulatory assessments and insurance	5,495	5,799	5,847	5,534	5,890
Intangibles amortization	5,180	3,813	3,624	3,270	3,613
Other expenses	37,516	33,120	24,432	25,432	25,373
Total non-interest expense	$194,557	167,783	155,119	151,318	140,965

		$ Change from
(Dollars in thousands)		Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Compensation and employee benefits		$14,501	16,644	19,556	29,399
Occupancy and equipment		4,293	4,971	5,235	5,940
Advertising and promotions		(11)	215	465	884
Data processing		2,455	3,206	3,951	3,944
Other real estate owned and foreclosed assets		77	114	77	110
Regulatory assessments and insurance		(304)	(352)	(39)	(395)
Core deposit intangibles amortization		1,367	1,556	1,910	1,567
Other expenses		4,396	13,084	12,084	12,143
Total non-interest expense		$26,774	39,438	43,239	53,592

Total non-interest expense of $195 million for the current quarter increased $26.8 million, or 16 percent, over the prior quarter and increased $53.6 million, or 38 percent, over the prior year fourth quarter and was primarily driven by increased costs from the acquisitions. Included in the current quarter non-interest expense was $24.1 million from the Guaranty acquisition and $3.0 million of expenses related to vacating branch locations.

Compensation and employee benefits of $111 million for the current quarter increased by $14.5 million, or 15 percent, over the prior quarter which was primarily driven by $14.6 million compensation from Guaranty. Compensation and employee benefits increased $29.4 million, or 36 percent, from the prior year fourth quarter and was primarily driven by annual salary increases and increases in staffing levels from the current year acquisitions. Occupancy and equipment expense of $17.5 million increased $4.3 million, or 32 percent, from the prior quarter and was primarily due to increased costs from current year acquisitions, including $1.1 million of expenses related to vacating branch locations. Regulatory assessment and insurance expense of $5.5 million decreased $304 thousand, or 5 percent, from the prior quarter and decreased $395 thousand, or 7 percent, from the prior year fourth quarter, primarily as a result of a $827 thousand expense related to a prior year FDIC special assessment.

Other expenses of $37.5 million increased $4.4 million, or 13 percent, from the prior quarter and was primarily driven by increased costs from acquisitions, including $1.9 million of write-off of fixed asset expenses related to vacating branch locations and $1.4 million increased expenses associated with investments in tax equity credits. Acquisition-related expense was $5.8 million in the current quarter compared to $7.0 million in the prior quarter and $491 thousand in the prior year fourth quarter. The other expenses included $2.1 million of gain from the sale of a former branch facility in the prior year fourth quarter.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2025 was $12.5 million, a decrease of $4.9 million, or 28 percent, compared to the prior quarter and an increase of $775 thousand, or 7 percent, from the prior year fourth quarter. The effective tax rate in the current quarter was 16.4 percent compared to 20.4 percent in the prior quarter and 16.0 percent in the prior year fourth quarter. The lower tax expense and lower effective tax rate in the current quarter compared to the prior quarter was primarily the result of a decrease in pre-tax income and a decrease in federal income tax credits.

Efficiency Ratio
The efficiency ratio was 61.04 percent in the current quarter compared to 62.05 percent in the prior quarter and 60.50 in the prior year fourth quarter. The decrease from the prior quarter was principally driven by the increase in net interest income which outpaced the increase in non-interest expense. The increase from the prior year fourth quarter was primarily due to increases in acquisition-related expenses and the current quarter expense related to vacating branch locations.

Operating Results for Ended December 31, 2025
Compared to December 31, 2024

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Net interest income
Interest income	$1,295,797	$1,139,850	$155,947	14%
Interest expense	406,757	435,218	(28,461)	(7)%
Total net interest income	889,040	704,632	184,408	26%
Non-interest income
Service charges and other fees	85,070	78,894	6,176	8%
Miscellaneous loan fees and charges	20,443	18,694	1,749	9%
Gain on sale of loans	18,205	16,855	1,350	8%
Gain on sale of securities	—	30	(30)	(100)%
Other income	17,667	13,973	3,694	26%
Total non-interest income	141,385	128,446	12,939	10%
Total Income	$1,030,425	$833,078	$197,347	24%
Net interest margin (tax-equivalent)	3.32%	2.77%

Net Interest Income
Net interest income of $889 million for 2025 increased $184 million, or 26 percent, from the prior year and was primarily driven by increased interest income and decreased interest expense. Interest income of $1.296 billion for 2025 increased $156 million, or 14 percent, from the prior year and was primarily attributable to the increase in the loan portfolio and an increase in loan yields. The loan yield was 5.93 percent during 2025, an increase of 32 basis points from the prior year loan yield of 5.61 percent.

Interest expense of $407 million for 2025 decreased $28 million, or 7 percent, from the prior year and was primarily the result of lower interest rates on deposits and a decreases in higher cost borrowings. Deposit cost

(including non-interest bearing deposits) was 1.25 percent for 2025, which was a decrease of 9 basis points from the prior year deposit costs of 1.34 percent. The total funding cost (including non-interest bearing deposits) for 2025 was 1.60 percent, which was a decrease of 19 basis points over the prior year funding cost of 1.79 percent.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during 2025 was 3.32 percent, a 55 basis points increase from the net interest margin of 2.77 percent for the prior year. Excluding the 5 basis points from discount accretion, the core net interest margin was 3.27 percent in the current year compared to 2.72 percent in the prior year. The increase in net interest margin from the prior year was primarily driven by increased loan yields and decreased funding costs combined with a shift in earning asset mix to higher yielding loans and a shift in funding liabilities to lower cost deposits.

Non-interest Income
Non-interest income of $141 million for 2025 increased $12.9 million, or 10 percent, over last year. Service charges and other fees of $85.1 million for 2025 increased $6.2 million, or 8 percent, over the prior year. Gain on sale of residential loans of $18.2 million for 2025 increased by $1.4 million, or 8 percent, over the prior year. Other income of $17.7 million for 2025 increased $3.7 million over the prior year. Included in the current year other income was $2.8 million of income related to bank owned life insurance proceeds.

Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2025	Dec 31, 2024	$ Change	% Change
Compensation and employee benefits	$393,295	$336,906	$56,389	17%
Occupancy and equipment	55,617	47,055	8,562	18%
Advertising and promotions	17,767	16,132	1,635	10%
Data processing	42,744	36,887	5,857	16%
Other real estate owned and foreclosed assets	292	217	75	35%
Regulatory assessments and insurance	22,675	24,194	(1,519)	(6)%
Core deposit intangibles amortization	15,887	12,757	3,130	25%
Other expenses	120,500	104,320	16,180	16%
Total non-interest expense	$668,777	$578,468	$90,309	16%

Total non-interest expense of $669 million for 2025 increased $90.3 million, or 16 percent, over the same period in the prior year and was primarily driven by increased costs from recent acquisitions. Compensation and employee benefits expense of $393 million in 2025 increased $56.4 million, or 17 percent, over the prior year and was primarily driven by annual salary increases and staffing increases from acquisitions. Regulatory assessment and insurance expense of $22.7 million for 2025 decreased $1.5 million, or 6 percent, from the prior year primarily as a result of adjustments to the FDIC special assessment. Other expenses of $121 million for 2025 increased $16.2 million, or 16 percent, from the prior year. Included in other expenses was $16.6 million of acquisition-related expenses in the the current year compared to $9.9 million in the prior year. Other expenses also included $2.8 million of gain from the sale of former branch facilities in the current year and $5.6 million in the prior year.

Provision for Credit Losses
The provision for credit loss expense was $71.4 million for 2025, an increase of $43.1 million, or 152 percent, over the same period in the prior year. Included in the current year provision for credit losses was $43.9 million from current year acquisitions and included in the prior year was $9.7 million from acquisitions in the prior year. Net charge-offs for 2025 were $12.7 million compared to $13.9 million in 2024.

Federal and State Income Tax Expense
Tax expense of $51.2 million for 2025 increased $15.1 million, or 42 percent, over the same period in the prior year. The effective tax rate for 2025 was 17.6 percent compared to 16.0 percent for the same period in the prior year. The increase in tax expense and the increase in the effective tax rate was the primarily the result of the increase in pre-tax income.

Efficiency Ratio
The efficiency ratio was 62.50 percent for 2025 compared to 66.71 percent for 2024. The decrease from the prior year was primarily attributable to the increase in net interest income that outpaced the increase in non-interest expense.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including the possibility of increases in FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increases or changes in banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact of a potential government shutdown, economy of an uncertain interest rate environment, inflationary pressures, recently passed legislation and the potential for significant additional changes in economic and trade policies in the current administration;
•risks to the Company’s business and the business of the Company’s customers arising from current or future tariffs or other trade restrictions, labor or supply chain issues, change in labor force, or geopolitical instability, including the wars in Ukraine, conflicts in the Middle East, and potential for future conflicts or disruptions in other parts of the world;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate acquisitions;
•costs or difficulties related to the completion and integration of future or recently completed acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;

•changes in the competitive landscape, including as may result from new market entrants, additional competition from internet-based financial institutions operating nationally, or further consolidation in the financial services industry, resulting in increased competition, including the creation of larger competitors with greater financial resources;
•risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in any of the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.
The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 23, 2026. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register-conf.media-server.com/register/BI37b70116241941dfb146b09710d5794e. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/hmur9gt6.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its nine state footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Guaranty Bank & Trust (Mount Pleasant, TX), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024
Assets
Cash on hand and in banks	$321,526	312,506	268,746
Interest bearing cash deposits	913,735	541,738	579,662
Cash and cash equivalents	1,235,261	854,244	848,408
Debt securities, available-for-sale	4,007,512	3,916,189	4,245,205
Debt securities, held-to-maturity	3,110,216	3,155,901	3,294,847
Total debt securities	7,117,728	7,072,090	7,540,052
Loans held for sale, at fair value	39,186	42,668	33,060
Loans receivable	20,927,796	18,790,986	17,261,849
Allowance for credit losses	(255,319)	(229,077)	(206,041)
Loans receivable, net	20,672,477	18,561,909	17,055,808
Premises and equipment, net	486,184	427,271	411,968
Right-of-use assets, net	75,574	54,502	56,252
Other real estate owned and foreclosed assets	411	1,413	1,164
Accrued interest receivable	120,092	120,257	99,262
Deferred tax asset	101,337	99,702	138,955
Intangibles, net	105,269	61,135	51,182
Goodwill	1,378,283	1,121,401	1,051,318
Non-marketable equity securities	42,764	61,362	99,669
Bank-owned life insurance	235,090	191,996	189,849
Other assets	368,407	345,677	326,040
Total assets	$31,978,063	29,015,627	27,902,987
Liabilities
Non-interest bearing deposits	$7,314,779	6,674,441	6,136,709
Interest bearing deposits	17,276,317	15,196,508	14,410,285
Securities sold under agreements to repurchase	2,084,113	2,004,286	1,777,475
FHLB advances	440,000	895,022	1,800,000
Other borrowed funds	51,473	59,779	62,062
Finance lease liabilities	28,808	18,401	21,279
Subordinated debentures	187,492	157,379	133,105
Accrued interest payable	32,786	27,733	33,626
Operating lease liabilities	52,869	41,367	39,902
Other liabilities	295,605	332,423	264,690
Total liabilities	27,764,242	25,407,339	24,679,133
Commitments and Contingent Liabilities	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,300	1,186	1,134
Paid-in capital	3,220,064	2,657,469	2,448,758
Retained earnings - substantially restricted	1,159,567	1,142,523	1,083,258
Accumulated other comprehensive loss	(167,110)	(192,890)	(309,296)
Total stockholders’ equity	4,213,821	3,608,288	3,223,854
Total liabilities and stockholders’ equity	$31,978,063	29,015,627	27,902,987

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2024
Interest Income
Investment securities	$51,988	45,348	50,381	187,130	195,135
Residential real estate loans	35,164	26,335	23,960	111,135	89,596
Commercial loans	259,456	228,363	199,260	900,023	765,959
Consumer and other loans	26,146	24,957	23,435	97,509	89,160
Total interest income	372,754	325,003	297,036	1,295,797	1,139,850
Interest Expense
Deposits	78,407	67,346	67,079	274,187	272,734
Securities sold under agreements to repurchase	14,624	14,706	14,822	57,172	55,723
Federal Home Loan Bank advances	9,456	14,271	21,848	62,252	72,620
FRB Bank Term Funding	—	—	—	—	27,097
Other borrowed funds	745	385	348	1,932	1,297
Subordinated debentures	3,456	2,916	1,496	11,214	5,747
Total interest expense	106,688	99,624	105,593	406,757	435,218
Net Interest Income	266,066	225,379	191,443	889,040	704,632
Provision for credit losses	35,663	7,656	8,534	71,400	28,306
Net interest income after provision for credit losses	230,403	217,723	182,909	817,640	676,326
Non-Interest Income
Service charges and other fees	24,387	21,460	20,322	85,070	78,894
Miscellaneous loan fees and charges	5,589	5,123	4,541	20,443	18,694
Gain on sale of loans	4,594	5,027	3,926	18,205	16,855
Gain on sale of securities	—	—	—	—	30
Other income	5,877	3,742	2,760	17,667	13,973
Total non-interest income	40,447	35,352	31,549	141,385	128,446
Non-Interest Expense
Compensation and employee benefits	110,999	96,498	81,600	393,295	336,906
Occupancy and equipment	17,529	13,236	11,589	55,617	47,055
Advertising and promotions	4,609	4,620	3,725	17,767	16,132
Data processing	13,089	10,634	9,145	42,744	36,887
Other real estate owned and foreclosed assets	140	63	30	292	217
Regulatory assessments and insurance	5,495	5,799	5,890	22,675	24,194
Intangibles amortization	5,180	3,813	3,613	15,887	12,757
Other expenses	37,516	33,120	25,373	120,500	104,320
Total non-interest expense	194,557	167,783	140,965	668,777	578,468
Income Before Income Taxes	76,293	85,292	73,493	290,248	226,304
Federal and state income tax expense	12,514	17,392	11,739	51,220	36,160
Net Income	$63,779	67,900	61,754	239,028	190,144

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2025			September 30, 2025
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,515,221	$35,164	5.59%	$1,962,831	$26,335	5.37%
Commercial loans [1]	17,061,043	261,088	6.07%	15,351,367	229,915	5.94%
Consumer and other loans	1,412,458	26,146	7.34%	1,363,996	24,957	7.26%
Total loans [2]	20,988,722	322,398	6.09%	18,678,194	281,207	5.97%
Tax-exempt debt securities [3]	1,665,176	14,189	3.41%	1,583,554	14,068	3.55%
Taxable debt securities [4,5]	7,188,543	39,719	2.21%	6,554,179	33,185	2.03%
Total earning assets	29,842,441	376,306	5.00%	26,815,927	328,460	4.86%
Goodwill and intangibles	1,444,364			1,184,370
Non-earning assets	1,201,340			987,070
Total assets	$32,488,145			$28,987,367
Liabilities
Non-interest bearing deposits	$7,526,159	$—	—%	$6,550,398	$—	—%
NOW and DDA accounts	6,118,413	16,991	1.10%	5,734,329	16,483	1.14%
Savings accounts	3,174,869	6,014	0.75%	2,995,538	5,843	0.77%
Money market deposit accounts	3,993,241	20,962	2.08%	3,136,019	16,783	2.12%
Certificate accounts	3,929,727	34,407	3.47%	3,217,199	28,195	3.48%
Total core deposits	24,742,409	78,374	1.26%	21,633,483	67,304	1.23%
Wholesale deposits [6]	3,257	33	4.15%	3,649	42	4.48%
Repurchase agreements	2,087,256	14,624	2.78%	1,986,620	14,706	2.94%
FHLB advances	792,290	9,456	4.67%	1,192,493	14,271	4.68%
Subordinated debentures and other borrowed funds	270,924	4,201	6.15%	236,375	3,301	5.54%
Total funding liabilities	27,896,136	106,688	1.52%	25,052,620	99,624	1.58%
Other liabilities	406,289			353,452
Total liabilities	28,302,425			25,406,072
Stockholders’ Equity
Stockholders’ equity	4,185,720			3,581,295
Total liabilities and stockholders’ equity	$32,488,145			$28,987,367
Net interest income (tax-equivalent)		$269,618			$228,836
Net interest spread (tax-equivalent)			3.48%			3.28%
Net interest margin (tax-equivalent)			3.58%			3.39%
______________________________
1 Includes tax effect of $1.6 million and $1.6 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2025 and September 30, 2025, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $1.8 million on tax-exempt debt securities income for the three months ended December 31, 2025 and September 30, 2025, respectively.
4     Includes interest income of $11.2 million and $6.7 million on average interest-bearing cash balances of $1.1 billion and $600.3 million for the three months ended December 31, 2025 and September 30, 2025, respectively.
5 Includes tax effect of $151 thousand and $150 thousand on federal income tax credits for the three months ended December 31, 2025 and September 30, 2025, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	December 31, 2025			December 31, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,515,221	$35,164	5.59%	$1,885,146	$23,960	5.08%
Commercial loans [1]	17,061,043	261,088	6.07%	14,059,864	200,956	5.69%
Consumer and other loans	1,412,458	26,146	7.34%	1,324,341	23,435	7.04%
Total loans [2]	20,988,722	322,398	6.09%	17,269,351	248,351	5.72%
Tax-exempt debt securities [3]	1,665,176	14,189	3.41%	1,615,474	14,501	3.59%
Taxable debt securities [4,5]	7,188,543	39,719	2.21%	7,314,265	38,189	2.09%
Total earning assets	29,842,441	376,306	5.00%	26,199,090	301,041	4.57%
Goodwill and intangibles	1,444,364			1,104,362
Non-earning assets	1,201,340			888,404
Total assets	$32,488,145			$28,191,856
Liabilities
Non-interest bearing deposits	$7,526,159	$—	—%	$6,343,443	$—	—%
NOW and DDA accounts	6,118,413	16,991	1.10%	5,491,451	15,768	1.14%
Savings accounts	3,174,869	6,014	0.75%	2,824,126	5,316	0.75%
Money market deposit accounts	3,993,241	20,962	2.08%	2,878,415	14,232	1.97%
Certificate accounts	3,929,727	34,407	3.47%	3,174,923	31,716	3.97%
Total core deposits	24,742,409	78,374	1.26%	20,712,358	67,032	1.29%
Wholesale deposits [6]	3,257	33	4.15%	3,654	47	4.95%
Repurchase agreements	2,087,256	14,624	2.78%	1,866,705	14,821	3.16%
FHLB advances	792,290	9,456	4.67%	1,800,000	21,848	4.75%
Subordinated debentures and other borrowed funds	270,924	4,201	6.15%	216,874	1,845	3.38%
Total funding liabilities	27,896,136	106,688	1.52%	24,599,591	105,593	1.71%
Other liabilities	406,289			369,700
Total liabilities	28,302,425			24,969,291
Stockholders’ Equity
Stockholders’ equity	4,185,720			3,222,565
Total liabilities and stockholders’ equity	$32,488,145			$28,191,856
Net interest income (tax-equivalent)		$269,618			$195,448
Net interest spread (tax-equivalent)			3.48%			2.86%
Net interest margin (tax-equivalent)			3.58%			2.97%
______________________________
1 Includes tax effect of $1.6 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2025 and 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.8 million and $2.1 million on tax-exempt debt securities income for the three months ended December 31, 2025 and 2024, respectively.
4     Includes interest income of $11.2 million and $9.2 million on average interest-bearing cash balances of $1.1 billion and $759.7 million for the three months ended December 31, 2025 and 2024, respectively.
5 Includes tax effect of $151 thousand and $203 thousand on federal income tax credits for the three months ended December 31, 2025 and 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2025			December 31, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$2,077,431	$111,135	5.35%	$1,820,057	$89,596	4.92%
Commercial loans [1]	15,355,275	906,309	5.90%	13,818,805	772,496	5.59%
Consumer and other loans	1,354,121	97,509	7.20%	1,305,716	89,160	6.83%
Total loans [2]	18,786,827	1,114,953	5.93%	16,944,578	951,252	5.61%
Tax-exempt debt securities [3]	1,612,206	56,192	3.49%	1,675,732	59,479	3.55%
Taxable debt securities [4,5]	6,833,546	138,547	2.03%	7,400,887	145,128	1.96%
Total earning assets	27,232,579	1,309,692	4.81%	26,021,197	1,155,859	4.44%
Goodwill and intangibles	1,221,592			1,079,404
Non-earning assets	989,532			773,322
Total assets	$29,443,703			$27,873,923
Liabilities
Non-interest bearing deposits	$6,584,700	$—	—%	$6,144,268	$—	—%
NOW and DDA accounts	5,764,971	64,584	1.12%	5,326,296	63,635	1.19%
Savings accounts	2,985,007	22,418	0.75%	2,866,908	22,684	0.79%
Money market deposit accounts	3,247,640	66,660	2.05%	2,904,461	58,140	2.00%
Certificate accounts	3,379,326	120,344	3.56%	3,106,755	128,081	4.12%
Total core deposits	21,961,644	274,006	1.25%	20,348,688	272,540	1.34%
Wholesale deposits [6]	4,029	181	4.49%	3,615	194	5.36%
Repurchase agreements	1,954,632	57,172	2.92%	1,676,040	55,723	3.32%
FHLB advances	1,302,973	62,252	4.71%	1,498,494	72,620	4.77%
FRB Bank Term Funding	—	—	—%	617,377	27,097	4.39%
Subordinated debentures and other borrowed funds	238,962	13,146	5.50%	219,839	7,044	3.20%
Total funding liabilities	25,462,240	406,757	1.60%	24,364,053	435,218	1.79%
Other liabilities	356,409			351,825
Total liabilities	25,818,649			24,715,878
Stockholders’ Equity
Stockholders’ equity	3,625,054			3,158,045
Total liabilities and stockholders’ equity	$29,443,703			$27,873,923
Net interest income (tax-equivalent)		$902,935			$720,641
Net interest spread (tax-equivalent)			3.21%			2.65%
Net interest margin (tax-equivalent)			3.32%			2.77%
______________________________
1 Includes tax effect of $6.3 million and $6.5 million on tax-exempt municipal loan and lease income for the Year ended December 31, 2025 and 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $7.0 million and $8.6 million on tax-exempt debt securities income for the Year ended December 31, 2025 and 2024, respectively.
4     Includes interest income of $28.9 million and $31.2 million on average interest-bearing cash balances of $680.0 million and $594.8 million for the Year ended December 31, 2025 and 2024, respectively.
5 Includes tax effect of $602 thousand and $832 thousand on federal income tax credits for the Year ended December 31, 2025 and 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2024
Custom and owner occupied construction	$263,713	$231,238	$242,844	14%	9%
Pre-sold and spec construction	255,542	217,413	191,926	18%	33%
Total residential construction	519,255	448,651	434,770	16%	19%
Land development	263,262	197,981	197,369	33%	33%
Consumer land or lots	247,769	207,816	187,024	19%	32%
Unimproved land	167,796	137,720	113,532	22%	48%
Developed lots for operative builders	69,786	56,180	61,661	24%	13%
Commercial lots	155,631	99,220	99,243	57%	57%
Other construction	1,122,350	982,743	693,461	14%	62%
Total land, lot, and other construction	2,026,594	1,681,660	1,352,290	21%	50%
Owner occupied	3,950,726	3,570,671	3,197,138	11%	24%
Non-owner occupied	4,859,173	4,333,302	4,053,996	12%	20%
Total commercial real estate	8,809,899	7,903,973	7,251,134	11%	21%
Commercial and industrial	1,649,101	1,554,832	1,395,997	6%	18%
Agriculture	1,282,861	1,189,948	1,024,520	8%	25%
First lien	3,098,023	2,579,418	2,481,918	20%	25%
Junior lien	106,205	81,568	76,303	30%	39%
Total 1-4 family	3,204,228	2,660,986	2,558,221	20%	25%
Multifamily residential	1,019,484	969,573	895,242	5%	14%
Home equity lines of credit	1,076,201	1,056,757	1,005,783	2%	7%
Other consumer	237,393	192,501	209,457	23%	13%
Total consumer	1,313,594	1,249,258	1,215,240	5%	8%
States and political subdivisions	964,591	994,062	983,601	(3)%	(2)%
Other	177,375	180,711	183,894	(2)%	(4)%
Total loans receivable, including loans held for sale	20,966,982	18,833,654	17,294,909	11%	21%
Less loans held for sale [1]	(39,186)	(42,668)	(33,060)	(8)%	19%
Total loans receivable	$20,927,796	$18,790,986	$17,261,849	11%	21%
______________________________
1 Loans held for sale are primarily first lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2025	Dec 31, 2025
Custom and owner occupied construction	$183	476	198	183	—	—
Pre-sold and spec construction	919	2,039	2,132	919	—	—
Total residential construction	1,102	2,515	2,330	1,102	—	—
Land development	898	917	966	898	—	—
Consumer land or lots	79	358	78	79	—	—
Developed lots for operative builders	456	456	531	—	456	—
Commercial lots	556	—	47	556	—	—
Other construction	129	—	—	—	—	129
Total land, lot and other construction	2,118	1,731	1,622	1,533	456	129
Owner occupied	3,969	5,237	2,979	3,360	609	—
Non-owner occupied	7,606	691	2,235	7,606	—	—
Total commercial real estate	11,575	5,928	5,214	10,966	609	—
Commercial and Industrial	27,308	24,165	2,069	26,147	1,143	18
Agriculture	3,549	5,408	2,335	2,436	1,113	—
First lien	15,816	8,388	9,053	13,583	2,233	—
Junior lien	1,776	765	315	1,776	—	—
Total 1-4 family	17,592	9,153	9,368	15,359	2,233	—
Multifamily residential	395	1,039	389	395	—	—
Home equity lines of credit	3,968	3,402	3,465	3,600	213	155
Other consumer	1,229	852	955	949	171	109
Total consumer	5,197	4,254	4,420	4,549	384	264
Other	59	119	39	—	59	—
Total	$68,895	54,312	27,786	62,487	5,997	411

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Sep 30, 2025	Dec 31, 2024
Custom and owner occupied construction	$533	$305	$969	75%	(45)%
Pre-sold and spec construction	1,189	—	564	n/m	111%
Total residential construction	1,722	305	1,533	465%	12%
Land development	3,994	—	1,450	n/m	175%
Consumer land or lots	1,162	564	402	106%	189%
Unimproved land	—	33	36	(100)%	(100)%
Developed lots for operative builders	2,300	5,265	214	(56)%	975%
Commercial lots	965	—	—	n/m	n/m
Other construction	4,787	—	—	n/m	n/m
Total land, lot and other construction	13,208	5,862	2,102	125%	528%
Owner occupied	6,103	3,809	2,867	60%	113%
Non-owner occupied	15,388	7,615	5,037	102%	205%
Total commercial real estate	21,491	11,424	7,904	88%	172%
Commercial and industrial	10,215	3,711	6,194	175%	65%
Agriculture	2,390	2,104	744	14%	221%
First lien	19,699	5,357	6,326	268%	211%
Junior lien	20	—	214	n/m	(91)%
Total 1-4 family	19,719	5,357	6,540	268%	202%
Multifamily Residential	150	150	—	—%	n/m
Home equity lines of credit	5,415	7,421	3,731	(27)%	45%
Other consumer	1,866	1,751	1,775	7%	5%
Total consumer	7,281	9,172	5,506	(21)%	32%
Other	2,650	1,439	1,705	84%	55%
Total	$78,826	$39,524	$32,228	99%	145%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2025	Sep 30, 2025	Dec 31, 2024	Dec 31, 2025	Dec 31, 2025
Pre-sold and spec construction	$—	—	(4)	51	51
Land development	(358)	(358)	1,095	—	358
Consumer land or lots	(5)	(5)	(22)	—	5
Unimproved land	—	—	1,338	—	—
Developed lots for operative builders	(8)	—	—	—	8
Commercial lots	—	—	319	—	—
Total land, lot and other construction	(371)	(363)	2,730	—	371
Owner occupied	(2)	(1)	(73)	—	2
Non-owner occupied	2,232	(11)	2	2,243	11
Total commercial real estate	2,230	(12)	(71)	2,243	13
Commercial and industrial	2,104	655	1,422	3,056	952
Agriculture	(112)	(111)	64	—	112
First lien	(182)	(158)	32	1	183
Junior lien	(38)	(34)	(65)	126	164
Total 1-4 family	(220)	(192)	(33)	127	347
Home equity lines of credit	43	(27)	69	106	63
Other consumer	1,600	1,151	1,078	1,922	322
Total consumer	1,643	1,124	1,147	2,028	385
Other	7,448	5,253	8,643	11,177	3,729
Total	$12,722	6,354	13,898	18,682	5,960

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